Exhibit 21

                               CENTURA BANKS, INC.


                       SUBSIDIARIES OF CENTURA BANKS, INC.




Subsidiary Name                    Location                  Percent Ownership
--------------------------------------------------------------------------------
Centura Bank                       North Carolina                 100%
Centura Capital Trust I            Delaware                       100%